UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

1847 GOEDEKER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY	11214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2022, 1847 Goedeker Inc. (the “Company”), Appliances Connection Inc. (“Appliances Connection” and, together with the Company, the “Borrowers”) and certain subsidiaries of the Borrowers (“Guarantors”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Borrowers, the Guarantors, each of the lenders identified therein (the “Lenders”) and Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer (the “Agent”), pursuant to which the Lenders have agreed to make available to the Borrowers senior secured credit facilities in the aggregate initial amount of $140,000,000, including (i) a $100,000,000 term loan (the “Term Loan”) and (ii) a $40,000,000 revolving credit facility (the “Revolving Loan”), which revolving credit facility includes a $2,000,000 swingline subfacility (the “Swing Line Loan” and together with the Term Loan and the Revolving Loan, the “Loans”) and a $2,000,000 letter of credit subfacility, in each case, on the terms and conditions contained in the Credit Agreement. The Loans may from time to time be further evidenced by separate promissory notes issued by the Borrowers. On May 9, 2022, the Company borrowed the entire amount of the Term Loan, but no Revolving Loans have been made as of May 9, 2022.

The proceeds of the Term Loan were applied, among other uses, to prepay the obligations in full under the Borrowers’ existing first lien term loan credit agreement with Manufacturers and Traders Trust Company, as agent thereunder (the “Existing Credit Agreement”). On the Closing Date, in connection with prepayment of the obligations under the Existing Credit Agreement, the Existing Credit Agreement was terminated.

Each of the Loans matures in May 2027 (the “Maturity Date”). The Loans will bear interest on the unpaid principal amount thereof as follows: (i) if it is a Loan bearing interest at a rate determined by the Base Rate (as defined in the Credit Agreement), then at the Base Rate plus the Applicable Rate (as defined in the Credit Agreement) for such Loan; (ii) if it is a Loan bearing interest at a rate determined by Term SOFR (as defined in the Credit Agreement), then at Term SOFR plus the Applicable Rate for such Loan; and (iii) if it is a Swing Line Loan, then at the rate applicable to Loans bearing interest at a rate determined by the Base Rate plus the Applicable Rate for such Loan. The Term Loan initially bears interest at Term SOFR plus Applicable Rate, with an initial interest period of one month. The Company may elect to continue or convert the existing interest rate benchmark for the Term Loan from Term SOFR to Base Rate, and may elect the interest rate benchmark for future Revolving Loans as either Term SOFR or Base Rate (and, with respect to any Loan made using Term SOFR, may also select the interest period applicable to any such Loan), by notifying the Agent and Lenders from time to time in accordance with the provisions of the Credit Agreement. Interest is payable in arrears on each Interest Payment Date (as defined in the Credit Agreement). Notwithstanding the foregoing, following an event of default, the Loans will bear interest at a rate that is 2% per annum higher than the interest rate then in effect for the applicable Loan.

Commencing on September 30, 2022, through and including June 30, 2023, the Borrowers must repay the principal amount of the Term Loan in quarterly installments of $1,250,000 each, payable on the last business day of each March, June, September and December. Commencing on September 30, 2023, through and including June 30, 2024, the Borrowers must repay the principal amount of the Term Loan in quarterly installments of $1,875,000 each, payable on the last business day of each March, June, September and December. Commencing on September 30, 2024, through the Maturity Date, the Borrowers must repay the principal amount of the Term Loan in quarterly installments of $2,500,000 each, payable on the last business day of each March, June, September and December. The remaining unpaid principal amount of the Term Loan must be repaid on the Maturity Date, unless payment is sooner required by the Credit Agreement. Mandatory prepayments of Revolving Loans are required if the amount borrowed at any time exceeds the commitment amount. Revolving Loans may be repaid and reborrowed at any time until the Maturity Date, subject to to the terms and conditions set forth in the Credit Agreement.

The Company may voluntarily prepay the Loans from time to time in accordance with the provisions of the Credit Agreement, and will be required to prepay the Loans under certain limited circumstances as set forth in the Credit Agreement, including upon receipt of cash proceeds in connection with certain specified asset sales, receipt of loss or condemnation proceeds or other cash proceeds received other than in the ordinary course of business or upon receipt of cash proceeds from the incurrence of indebtedness that is not permitted under the Credit Agreement, all as more specifically set forth in the Credit Agreement.

Under the Credit Agreement, the Borrowers are required to pay certain fees to Agent, including, without limitation, a commitment fee of up to 0.25% per annum with respect to the unused portion of the Lenders’ revolving loan commitments, determined as set forth in the Credit Agreement, and certain fees in connection with the issuance of any letters of credit under the Credit Agreement.

The Credit Agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on any of the Loans when due, or to pay any fees or other amounts due under the Credit Agreement; (ii) the occurrence of certain specified defaults under other agreements to which the Company or its subsidiaries is a party; (iii) for the breach of certain specified covenants in the Credit Agreement: (iv) if any representation, warranty or certification in the Credit Agreement or any document delivered in connection therewith was incorrect in any material respect as of the date made; (v) in the case of any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) in the case of the imposition of any money judgment, writ or similar process in an aggregate amount in excess of $4,000,000 (in certain cases, to the extent not covered by insurance); or (vii) if a Change of Control (as defined in the Credit Agreement) occurs.

The Credit Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for loans of this type. The closing of the Loans was subject to customary closing conditions, including delivery of the security documents described below.

The Loans are guaranteed by the Guarantors and are secured by a first priority security interest in substantially all of the assets of the Borrowers and the Guarantors pursuant to a security and pledge agreement (together with other documents entered or filed in connection therewith, the “Security Agreement”) entered into on May 9, 2022 among the Borrowers, the Guarantors and the Agent, which includes a pledge of all of the outstanding common stock of Appliances Connection and AC Gallery Inc., each of which is held by the Company, and of all of the outstanding equity interests of the remaining Guarantors which is held by Appliances Connection.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Credit Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

On May 9, 2022, the Company issued a press release relating to the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Credit Agreement dated as of May 9, 2022, among the Borrowers, Guarantors, the lenders party hereto and the Agent.
10.2	Security and Pledge Agreement dated as of May 9, 2022, among the Borrowers, Grantors and Bank of America, N.A.
99.1	Press Release Announcing New Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 GOEDEKER INC.

Dated: May 11, 2022	By:	/s/ Albert Fouerti
		Name:	Albert Fouerti
		Title:	Chief Executive Officer

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